DENTSPLY SIRONA INC. DODD-FRANK ACT RESTATEMENT CLAWBACK POLICY Date: December 10, 2025 Purpose The Board of Directors (the "Board") of DENTSPLY SIRONA Inc. (the “Company”) has adopted this Dodd- Frank Act Restatement Clawback Policy, as it may be amended from time to time (the “Policy”) in order to comply with the Clawback Rules. The purpose of this Policy is to describe the circumstances in which Executive Officers will be required to repay or return Erroneously Awarded Compensation to the Company in accordance with the Clawback Rules. Each Executive Officer shall be required to sign and return to the Company the Acknowledgement and Acceptance Form attached hereto as Exhibit A pursuant to which such Executive Officer will acknowledge that he or she is bound by the terms of this Policy; provided, however, that this Policy shall apply to, and be enforceable against, any Executive Officer and his or her successors (as specified in Section 12 of this Policy) regardless of whether or not such Executive Officer properly signs and returns to the Company such Acknowledgement and Acceptance Form and regardless of whether or not such Executive Officer is aware of his or her status as such. Definitions 1. For purposes of this Policy, the following capitalized terms shall have the meanings set forth below: “Accounting Restatement” means an accounting restatement: (i) due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements; or (ii) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. For the avoidance of doubt, an Accounting Restatement will not be deemed to occur in the event of a restatement of the Company’s financial statements due to a retrospective (i) application of a change in accounting principles; (ii) revision to reportable segment information due to a change in the structure of the Company’s internal organization; (iii) reclassification due to a discontinued operation; (iv) application of a change in reporting entity, such as from a reorganization of entities under common control; or (v) revision for stock splits, reverse stock splits, stock dividends, or other changes in capital structure. “Administrator” means the Committee or any other committee designated by the Board to administer the Policy, unless the Board determines to administer this Policy or a provision of this Policy itself. “Audit and Finance Committee” means the Audit and Finance Committee of the Board. “Clawback Eligible Incentive Compensation” means, with respect to each individual who served as an Executive Officer at any time during the applicable performance period for any Incentive Compensation (whether or not such individual is serving as an Executive Officer at the time the Erroneously Awarded Compensation is required to be repaid to the Company), all Incentive Compensation Received by such individual: (i) on or after the Effective Date; (ii) after beginning service as an Executive Officer; (iii) while the Company has a class of securities listed on the Listing Exchange; and (iv) during the applicable Clawback Period. “Clawback Period” means, with respect to any Accounting Restatement, the three completed fiscal years of the Company immediately preceding the Restatement Date and any transition period (that results from a change in the Company’s fiscal year) of less than nine months within or immediately following those three completed fiscal years. “Clawback Rules” means Section 10D of the Exchange Act and any applicable rules or standards adopted by the SEC thereunder (including Rule 10D-1 under the Exchange Act) or the Listing Exchange pursuant to Rule 10D-1 under the Exchange Act (including Nasdaq Stock Market Listing Rule 5608), in each case as may be in effect from time to time. “Committee” means the Compensation & Human Capital Committee of the Board. “Effective Date” means October 2, 2023. “Erroneously Awarded Compensation” means, with respect to each Executive Officer in connection with an Accounting Restatement, the amount of Clawback Eligible Incentive Compensation that exceeds the amount of Clawback Eligible Incentive Compensation that otherwise would have been Received had it been determined based on the restated amounts, computed without regard to any taxes paid. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Executive Officer” means any individual who is or was an executive officer as determined by the Administrator in accordance with the definition of “executive officer” as set forth in the Clawback Rules and any other senior executive, employee or other personnel of the Company or its direct and indirect subsidiaries, who may from time to time be deemed subject to the Policy by the Administrator. For the avoidance of doubt, the Administrator shall have full discretion to determine which individuals in the Company shall be considered an “Executive Officer” for purposes of this Policy. “Financial Reporting Measures” means measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures. Stock price and total shareholder return shall for purposes of this Policy be considered Financial Reporting Measures. A Financial Reporting Measure need not be presented within the Company’s financial statements or included in a filing with the SEC. “Impracticable” means, in accordance with the good faith determination of the Committee, or if the Committee does not consist of independent directors, a majority of the independent directors serving on the Board, that either: (i) the direct expenses paid to a third party to assist in enforcing the Policy against an Executive Officer would exceed the amount to be recovered, after the Company has made a reasonable attempt to recover the applicable Erroneously Awarded Compensation, documented such reasonable attempt(s) and provided such documentation to the Listing Exchange or (ii) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and regulations thereunder. “Incentive Compensation” means any compensation that is granted, earned or vested based wholly or in part upon the attainment of a Financial Reporting Measure. “Listing Exchange” means the Nasdaq Stock Market or such other U.S. national securities exchange or national securities association on which the Company’s securities are listed. “Method of Recovery” shall include, but is not limited to: (i) requiring reimbursement of Erroneously Awarded Compensation; (ii) offsetting the Erroneously

Awarded Compensation from any compensation otherwise owed by the Company to the Executive Officer; (iii) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards; (iv) cancelling outstanding vested or unvested equity awards; and/or (v) taking any other remedial and recovery action permitted by applicable law, as determined by the Administrator. “Preexisting Policy” means the DENTSPLY SIRONA INC. Compensation Recoupment Policy, effective September 26, 2018, as amended. “Received”, with respect to any Incentive Compensation, means deemed receipt and Incentive Compensation shall be deemed received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive Compensation award is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period. For the avoidance of doubt, Incentive Compensation that is subject to both a Financial Reporting Measure vesting condition and a service-based vesting condition shall be considered received when the Financial Reporting Measure is achieved, even if the Incentive Compensation continues to be subject to the service-based vesting condition. “Restatement Date” means the earlier to occur of: (i) the date the Board, a committee of the Board or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare an Accounting Restatement; or (ii) the date a court, regulator or other legally authorized body directs the Company to prepare an Accounting Restatement. “SEC” means the U.S. Securities and Exchange Commission. Repayment of Erroneously Awarded Compensation 2. In the event the Company is required to prepare an Accounting Restatement, the Administrator shall recover reasonably promptly the amount of Erroneously Awarded Compensation that is owed to the Company except to the extent that recovery would be Impracticable. 3. In accordance with Section 2 and subject to the Clawback Rules, in the event the Company is required to prepare an Accounting Restatement, such Accounting Restatement shall have been reviewed and approved by the Audit and Finance Committee. The Audit and Finance Committee shall then provide such Accounting Restatement to the Administrator for the purposes of determining if there has been any Erroneously Awarded Compensation to an Executive Officer. The Administrator shall then reasonably promptly (in accordance with the applicable Clawback Rules) determine the amount of any Erroneously Awarded Compensation for each Executive Officer in connection with such Accounting Restatement and the Administrator shall provide such determination along with appropriate supporting detail (including the implications of any underpayment of Incentive Compensation due to the Accounting Restatement) to the Board. The Board shall then reasonably promptly review and approve such determinations and, thereafter, the Administrator shall reasonably promptly provide each Executive Officer with written notice containing the amount of Erroneously Awarded Compensation and a demand for repayment or return, as applicable. For Clawback Eligible Incentive Compensation based on stock price or total shareholder return where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the applicable Accounting Restatement, the amount shall be determined by the Administrator based on a reasonable estimate of the effect of the Accounting Restatement on the stock price or total shareholder return upon which the Clawback Eligible Incentive Compensation was Received (in which case, the Company shall maintain documentation of such determination of that reasonable estimate and provide such documentation to the Listing Exchange). In making any determinations with respect to an Accounting Restatement, the Board or the Administrator may consult with other committees of the Board, including the Audit and Finance Committee. The Board and the Administrator are also authorized to engage, on behalf of the Company, any third-party advisors each deems advisable in order to perform any calculations contemplated by this Policy. For the avoidance of doubt, recovery under this

Policy with respect to an Executive Officer shall not require the finding of any misconduct by such Executive Officer or such Executive Officer being found responsible for the accounting error leading to an Accounting Restatement. 4. In recovering reasonably promptly any Erroneously Awarded Compensation owed to the Company in accordance with Section 2, the Administrator shall use any Method of Recovery it deems reasonable and appropriate in its discretion based on all applicable facts and circumstances and taking into account the time value of money and the cost to shareholders of delaying recovery. For the avoidance of doubt, except to the extent permitted pursuant to the Clawback Rules (such as where recovery would be Impracticable), in no event may the Company accept an amount that is less than the amount of Erroneously Awarded Compensation in satisfaction of an Executive Officer’s obligations hereunder. In implementing the actions contemplated in Sections 2 through 4, the Administrator will act in accordance with the listing standards and requirements of the Listing Exchange and with the applicable Clawback Rules. Administration 5. Except as specifically set forth herein, this Policy shall be administered by the Administrator. Any determinations made by the Administrator shall be final and binding on all affected individuals and need not be uniform with respect to each individual covered by this Policy. Subject to any limitation under applicable law, the Administrator may authorize and empower any officer or employee of the Company to take any and all actions necessary or appropriate to carry out the purpose and intent of this Policy (other than with respect to any recovery under this Policy involving such officer or employee). In making any determinations with respect to this policy, the Administrator may consult with other committees of the Board, including the Audit and Finance Committee. Reporting and Disclosure 6. The Company shall file all disclosures with respect to this Policy in accordance with the requirements of U.S. federal securities laws, including any disclosure required by applicable SEC rules. Indemnification Prohibition 7. The Company shall not be permitted to indemnify any Executive Officer against the loss of any Erroneously Awarded Compensation that is repaid, returned or recovered pursuant to the terms of this Policy and/or pursuant to the Clawback Rules, including any payment or reimbursement for the cost of third-party insurance purchased by any Executive Officer to cover any such loss under this Policy and/or pursuant to the Clawback Rules. Further, the Company shall not enter into any agreement that exempts any Incentive Compensation from the application of this Policy or that waives the Company’s right to recovery of any Erroneously Awarded Compensation and this Policy shall supersede any such agreement (whether entered into before, on or after the Effective Date). Any such purported indemnification (whether oral or in writing) shall be null and void. Interpretation 8. The Administrator is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of the Clawback Rules. The terms of this Policy shall also be construed and enforced in such a manner as to comply with applicable law, including the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any other law or regulation that the Administrator determines is applicable. In the event any provision of this Policy is determined to be unenforceable or invalid under applicable law, such provision shall be applied to the maximum extent permitted by applicable law and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required by applicable law.

Effective Date 9. This Policy shall be effective as of the Effective Date. Amendment; Termination 10. The Administrator may modify or amend this Policy, in whole or in part, from time to time, including as and when it determines that it is legally required by the Clawback Rules, or any federal securities law, SEC rule or Listing Exchange rule. The Administrator may terminate this Policy at any time. Notwithstanding anything in this Section 10 to the contrary, no amendment or termination of this Policy shall be effective if such amendment or termination would (after taking into account any actions taken by the Company contemporaneously with such amendment or termination) cause the Company to violate the Clawback Rules, or any federal securities law, SEC rule or Listing Exchange rule. Furthermore, unless otherwise determined by the Administrator or as otherwise amended, this Policy shall automatically be deemed amended in a manner necessary to comply with any change in the Clawback Rules. Other Recoupment Rights; No Additional Payments 11. The Administrator intends that this Policy will be applied to the fullest extent permitted by applicable law. The Administrator may require that any employment agreement, equity award agreement, or any other agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require an Executive Officer to agree to abide by the terms of this Policy. Executive Officers shall be deemed to have accepted continuing employment on terms that include compliance with the Policy, to the extent of its otherwise applicable provisions, and to be contractually bound by its enforcement provisions. Executive Officers who cease employment or service with the Company shall continue to be bound by the terms of the Policy with respect to Clawback Eligible Incentive Compensation. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company under applicable law, regulation or rule or pursuant to the terms of any similar policy in any employment agreement, cash-based bonus plan, equity award agreement or similar agreement and any other legal remedies available to the Company. To the extent that an Executive Officer has already reimbursed the Company for any Erroneously Awarded Compensation Received under any duplicative recovery obligations established by the Company or applicable law, it shall be appropriate for any such reimbursed amount to be credited to the amount of Erroneously Awarded Compensation that is subject to recovery under this Policy, as determined by the Administrator in its sole discretion. Nothing in this Policy precludes the Company from implementing any additional clawback or recoupment policies with respect to Executive Officers or any other service provider of the Company. Application of this Policy does not preclude the Company from taking any other action to enforce any Executive Officer’s obligations to the Company, including termination of employment or institution of civil or criminal proceedings or any other remedies that may be available to the Company with respect to any Executive Officer, including enforcement of the Preexisting Policy. For the avoidance of doubt, the Board or the Administrator shall have the sole discretion, to the maximum extent permitted by applicable law, to choose to enforce either this Policy or the Preexisting Policy, subject to the terms and conditions of this Policy. In no event shall this Policy limit the applicability or enforceability of the Preexisting Policy and vice versa. Successors 12. This Policy shall be binding and enforceable against all Executive Officers and their beneficiaries, estates, heirs, executors, administrators or other legal representatives to the extent required by the Clawback Rules or as otherwise determined by the Administrator. * * *

Exhibit A DENTSPLY SIRONA DODD-FRANK ACT RESTATEMENT CLAWBACK POLICY ACKNOWLEDGEMENT AND ACCEPTANCE FORM Capitalized terms used but not otherwise defined in this Acknowledgement and Acceptance Form shall have the meanings ascribed to such terms in the Dentsply Sirona Dodd-Frank Act Restatement Clawback Policy (the “Policy”). By signing below, the undersigned executive officer (the “Executive Officer”) acknowledges and confirms that the Executive Officer has received and reviewed a copy of the Policy and, in addition, the Executive Officer acknowledges and agrees as follows: (a) the Executive Officer is and will continue to be subject to the Policy and that the Policy will apply both during and after the Executive Officer’s employment with the Company; (b) to the extent necessary to comply with the Policy, the Policy hereby amends any employment agreement, equity award agreement or similar agreement that the Executive Officer is a party to with the Company and shall apply and govern Incentive-based Compensation Received by any Executive Officer, notwithstanding any contrary or supplemental term or condition in any document, plan or agreement including without limitation any employment contract, indemnification agreement, equity agreement, or equity plan document. The foregoing notwithstanding, unless otherwise expressly required to comply with the Clawback Rules, this Policy will not amend or otherwise modify or replace any other remedies or rights of recoupment that may be available to the Company under applicable law, regulation or rule or pursuant to the terms of any similar policy in any employment agreement, cash-based bonus plan, equity award agreement or similar agreement and any other legal remedies available to the Company; (c) the Executive Officer shall abide by the terms of the Policy, including, without limitation, by returning any Erroneously Awarded Compensation to the Company to the extent required by, and in a manner permitted by, the Policy; (d) any amounts payable to the Executive Officer, including any Incentive-based Compensation, shall be subject to the Policy as may be in effect and modified from time to time in the sole discretion of the Administrator or as required by applicable law or the requirements of the Listing Exchange, and that such modification will be deemed to amend this acknowledgment; (e) the Company may recover compensation paid to the Executive Officer through any Method of Recovery the Administrator deems appropriate, and the Executive Officer agrees to comply with any request or demand for repayment by the Company in order to comply with the Policy; (f) the recovery of Erroneously Awarded Compensation under this Policy will not give rise to any right to voluntarily terminate employment for “good reason,” or due to a “constructive termination” (or any similar term of like effect) under any plan, program or policy of or agreement with the Company; (g) the Company may, to the greatest extent permitted by applicable law, reduce any amount that may become payable to the Executive Officer by any amount to be recovered by the Company pursuant to the Policy to the extent such amount has not been returned by the Executive Officer to the Company prior to the date that any subsequent amount becomes payable to the Executive Officer; and (h) any assertion or application of any rights under federal, state, local or foreign law or in contract or equity that would otherwise conflict with or narrow the Company’s authority to interpret, apply and enforce the Policy to its fullest extent, including but not limited to, the Company’s authority to withhold or divert wages pursuant to the Policy, is hereby waived by the Executive Officer.

This Acknowledgment and Acceptance Form may be electronically signed and any digital or electronic signatures (including pdf, facsimile or electronically imaged signatures provided by DocuSign or any other digital signature provider) appearing on this Acknowledgment and Acceptance Form are the same as handwritten signatures for the purposes of validity, enforceability and admissibility, and that delivery of any such electronic signature to, or a signed copy of, this Acknowledgment and Acceptance Form may be made by facsimile, email or other electronic transmission. Signature Print Name Date